Exhibit 13.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Golar LNG Partners LP, a Bermuda limited company ( “Golar Partners”), hereby certifies, to such officer's knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2017 (the “Report”) of Golar Partners fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golar Partners.

Dated: April 16, 2018

GOLAR LNG PARTNERS LP

By:	/s/Brian Tienzo
Brian Tienzo
Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer